SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2012

NBT BANCORP INC.
(Exact name of registrant as specified in its charter)

Delaware	0-14703	16-1268674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 South Broad Street, Norwich, New York	13815
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (607) 337-2265

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 1, 2012, NBT Bancorp Inc. (“NBT”) held its Annual Meeting of Shareholders (the “Annual Meeting”). NBT’s shareholders approved each of the four proposals detailed in NBT’s Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”), which was filed with the Securities and Exchange Commission on March 30, 2012.

The proposals voted on by the shareholders at the Annual Meeting were as follows:

1.	NBT’s shareholders approved fixing the size of the Board of Directors at 11 members, as set forth below:

Votes For	Votes Against	Abstain
25,568,014	395,693	143,177

2.	NBT’s shareholders elected four individuals to the Board of Directors, as set forth below:

Nominees	Votes For	Withheld	Broker Non-Votes
Martin A. Dietrich	20,846,362	935,898	4,324,624
John C. Mitchell	15,304,446	6,477,814	4,324,624
Michael M. Murphy	15,347,516	6,434,744	4,324,624
Joseph G. Nasser	15,371,615	6,410,645	4,324,624

3.
NBT’s shareholders approved an amendment to its Restated Certificate of Incorporation to increase the total number of authorized shares of its common stock from 50,000,000 shares to 100,000,000 shares, as set forth below:

Votes For	Votes Against	Abstain	Broker Non-Votes
17,648,526	3,967,676	130,058	4,324,624

4.
NBT’s shareholders ratified the appointment by NBT’s Board of Directors of KPMG LLP as the independent registered public accounting firm of NBT for the fiscal year ending December 31, 2012, as set forth below:

Votes For	Votes Against	Abstain
25,710,054	223,703	173,127

Item 7.01	Regulation FD Disclosure

On May 1, 2012, NBT’s Board of Directors declared a quarterly cash dividend of $0.20 per share on its common stock. The dividend on common shares will be payable on June 15, 2012, to shareholders of record on June 1, 2012.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment of Restated Certificate of Incorporation of NBT Bancorp Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

NBT BANCORP INC.

Date: May 2, 2012	By:	/s/ F. Sheldon Prentice
F. Sheldon Prentice
Corporate Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description
3.1	Certificate of Amendment of Restated Certificate of Incorporation of NBT Bancorp Inc.